Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Brisco, President and Chief Executive Officer, and Jon Young, Chief Financial Officer of Liberty Star Gold Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-QSB of Liberty Star Gold Corp. for the period ended October 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Liberty Star Gold Corp.

Dated: December 15, 2004

/s/ James Briscoe
James Briscoe, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Jon Young
Jon Young, Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Liberty Star Gold Corp. and will be retained by Liberty Star Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.